UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

HARTMAN vREIT XXI, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-207711	38-3978914
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

The Determination by the Company’s Board of Directors of the Company’s Estimated Net Asset Value Per Share

On January 10, 2017, the Board determined an estimated net asset value per share of the Company’s common stock of $11.05 as of December 31, 2016.  In determining an estimated value per share of the Company’s common stock, the Board relied upon information provided in a report (the “Valuation Report”) by the Company’s advisor (the “Advisor”), the recommendation of the Audit Committee of the Board (the “Audit Committee”), a third party appraisal report and the Board’s experience with, and knowledge of, the real property investment and other assets of the Company as of December 31, 2016.

The Company is providing the estimated net asset value per share of its common stock to assist the broker dealers and stockholders in evaluating the Company and to assist broker dealers in meeting their ongoing customer account statement reporting obligations under the current rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

The objective of the Board in determining the estimated net asset value per share was to arrive at a value, based on recent available data, that it believed was reasonable based on methods that it deemed appropriate after consultation with the Advisor and the Audit Committee.  The estimated net asset value per share is based on (x) the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by (y) the number of outstanding shares of the Company’s common stock, all as of December 31, 2016.  The Company intends to determine an updated estimated value per share every year on or about the last day of the Company’s fiscal year, or more frequently in the sole discretion of the Board, which may be substantially different than the value determined as of December 31, 2016.

Investors are cautioned that the market for commercial real estate can fluctuate quickly and substantially and values of the Company’s assets and liabilities are expected to change in the future.  Investors should also consider that the Company is in the very early stages of raising capital in its initial public offering and as of December 31, 2016, the valuation date, the Company owned only a joint venture interest in one real property asset.  As and when the Company continues to raise capital from the sale of shares of common stock in its initial public offering and to invest in additional real estate properties, its assets and liabilities, and the net asset value per share of its common stock, will vary significantly from the values as of December 31, 2016.

The following is a summary of the valuation methods used for the Company’s assets and liabilities:

Investment in unconsolidated Joint Venture.  The Valuation Reported included an estimated net asset value of the Company’s investment in unconsolidated joint venture as of December 31, 2016 of $1,689,196.  As of December 31, 2016, the Company owned a 35.76% membership interest Hartman Village Pointe, LLC (“Hartman Village Pointe”), a joint venture between the Company and Hartman XX Limited Partnership, an affiliate of the Company (“Hartman XX LP”).  On November 14, 2016, Hartman Village Pointe acquired a fee simple interest in a retail shopping center located in San Antonio, Texas commonly known as Village Pointe (the “Village Pointe Property”) from an unrelated third party seller for a purchase price of $7,050,000, exclusive of closing costs. Hartman Village Pointe financed the payment of the purchase price for the Village Pointe Property with Hartman XX LP’s and the Company’s capital contributions to Hartman Village Pointe and the proceeds of a mortgage loan to Hartman Village Pointe from Hartman XX LP.  The mortgage loan provided by Hartman XX LP was refinanced with proceeds of a mortgage loan from a bank on December 14, 2016.

Valuation of the Joint Venture Real Estate Investment.  In order to determine the net asset value of the Company’s interest in Hartman Village Pointe as of December 31, 2016, the Board determined that the market value of the Village Pointe Property was $8,200,000 as of that date.  This determination was based on appraisal of the “market value – as is” as of November 6, 2016 of the Village Pointe Property performed by Greenbriar Appraisal Company (the “Appraiser”), a third party appraiser, engaged by the Advisor.  The appraisal was conducted to conform with applicable professional standards, including Rule 2-2(a) of the Uniform Standards of Professional Appraisal Practice.

Note Payable.  The Board determined that the estimated valuation of the Hartman Village Pointe note payable as equal to fair value as of December 31, 2016, as determined by generally accepted accounting principles (“GAAP”).  The Board determined that the value of the Hartman Village Pointe note payable on December 31, 2016 was $3,525,000.

Other Assets and Liabilities.  The Board determined that the estimated valuation of the Hartman Village Pointe’s other assets and liabilities, consisting primarily of cash and cash equivalents, restricted cash, deferred costs, accounts receivable, prepaid expenses, accounts payable and accrued expense and security deposits. These other assets and liabilities were considered by the Board to be equal to fair value as of December 31. 2016 due to their short maturities.

The following table presents how the estimated net asset value of Hartman Village Pointe was determined as of December 31, 2016:

Investment in real estate assets	$8,200,000
Other assets and liabilities	48,702
8,248,702
Note payable	3,525,000
3,525,000
Estimated net asset value of Hartman Village Pointe	$4,723,702

Estimated net asset value of 35.76%-member interest	$1,689,196

Other Assets and Liabilities. The Valuation Report included an estimated valuation of the Company’s other assets and liabilities, consisting primarily of cash and cash equivalents, restricted cash, accounts receivable, and other prepaid expenses and other assets.  These other assets and liabilities were considered by the Board to be equal to their fair values as of December 31, 2016 due to their short maturities.

Estimated Net Asset Value Per Share.  The estimated net asset value per share was based upon 150,379 shares of the Company’s common stock outstanding as of December 31, 2016.  Although the estimated value per share has been developed as a measure of value as of a specific time, December 31, 2016, the estimated value per share does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange or the limited nature in which a shareholder may redeem shares under the Company’s share redemption program (if at all), a discount for the non-assumability or prepayment obligations associated with certain of the Company’s debt, or a discount for the Company’s corporate level overhead.

The following table presents how the estimated net asset value per share was determined as of December 31, 2016:

Investment in joint venture real estate investment	$1,689,196
Cash, cash equivalents and restricted cash	20,010
Other assets and liabilities	(47,046)
Estimated net asset value attributable to common share stockholders	1,662,160

Common stock outstanding	150,379
Estimated net asset value per common share	$11.05

Estimated net asset value per common share allocated on a per share basis:

Investment in joint venture real estate investment	$11.23
Cash, cash equivalents and restricted cash	0.13
Other assets and liabilities	(0.31)
Estimated net asset value per common share	$11.05

 Material Assumptions in Property Valuations.  The Appraiser made certain key assumptions in the income capitalization approach that it used to value the Company’s real estate properties, which are set forth below:

Direct capitalization – capitalization rate	7.50%
Yield capitalization – discount rate	9.00%
Yield capitalization – terminal capitalization rate	7.75%

While the Board believes that Appraiser’s assumptions are reasonable, a change in these assumptions would significantly impact the appraised value of the Village Pointe Property and the Company’s estimated net asset value per share. The table below illustrates the impact on the estimated net asset value per share if the capitalization rates and discount rate listed above were increased or decreased by 2.5%, assuming all other factors remain unchanged:

	Increase (Decrease) in the Estimated Value per Share due to
	Decrease of 2.5%	Increase of 2.5%
Direct capitalization – capitalization rate	$11.73	$10.42
Yield capitalization – discount rate	$11.41	$10.70
Yield capitalization – terminal capitalization rate	$11.42	$10.71

Limitations of Valuation Method. FINRA rules provide limited guidance on the methods an issuer must use to determine its estimated value per share. As with any valuation method, and as noted above, the methods used to determine the Company’s estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. The estimated value per share determined by the Board is not a representation, warranty or guarantee that, among other things:

•

a stockholder would be able to realize the estimated value per share if such stockholder attempts to sell his or her shares;

•

a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;

•

shares of the Company’s common stock would trade at the estimated value per share on a national securities exchange;

•

a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all of the shares of the Company’s common stock; or

•

the methods used to determine the estimated value per share would be acceptable to FINRA, under the Employee Retirement Income Security Act, the Securities and Exchange Commission or any state securities regulatory entity with respect to their respective requirements.

Further, the estimated net asset value per share was calculated as of a particular moment in time and the value of the Company’s shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets (including acquisitions and dispositions of real estate investments since December 31, 2016), developments related to individual assets and changes in the real estate and capital markets.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purpose of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

Date: January 11, 2017	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer